UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

April 14, 2025
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

Executive Vice President, Clinical Development

On April 14, 2025, the Board of Directors (the “Board”) of CervoMed Inc. (the “Company,” “we” or “us”) appointed Kelly Blackburn, M.H.A., as the Company’s Executive Vice President, Clinical Development, effective April 16, 2025. Ms. Blackburn has previously served as the Company’s Senior Vice President, Clinical Development, since August 2023. Ms. Blackburn’s biography is set forth in our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2024 (the “2024 Proxy Statement”), and is incorporated by reference herein.

In connection with her appointment, the Company and Ms. Blackburn have entered into an Amended and Restated Employment Agreement (the “Blackburn Employment Agreement”) pursuant to which she will serve as our Executive Vice President, Clinical Development, which is attached hereto as Exhibit 10.1. Ms. Blackburn’s annual base salary for the year ending December 31, 2025, will be $448,360 – which amount the Board may increase (but not decrease) at its discretion – and her target annual bonus will be 35 percent of her base salary. In addition, the Blackburn Employment Agreement contains certain severance and change of control provisions, non-competition and non-solicitation provisions (each applicable during employment and for 12 and 24 months thereafter, respectively), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter), which are described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements” in our 2024 Proxy Statement and incorporated by reference herein. The Blackburn Employment Agreement has an indefinite term.

Executive Vice President, Regulatory and Government Affairs and Program Management

On April 14, 2025, the Board appointed Mark De Rosch, Ph.D., FRAPS as Executive Vice President, Regulatory and Government Affairs and Program Management, effective May 1, 2025. Dr. De Rosch has previously served as the Company’s Senior Vice President, Regulatory and Government Affairs and Program Management, since November 2024. Prior to joining the Company, Dr. De Rosch consulted on drug development and global regulatory strategies since May 2023. Previously, Dr. De Rosch was Chief Operating Officer at Aura Biosciences (“Aura”) from March 2021 to May 2023, overseeing regulatory affairs, chemistry, manufacturing and controls / technical operations, program and portfolio management, medical device innovation, and information technology. While at Aura, Dr. De Rosch contributed to Aura becoming a public company and growing from approximately 20 employees to approximately 65 employees to support Phase 3 readiness. Prior to joining Aura, Dr. De Rosch was Chief Regulatory Officer at Epizyme, Inc. (“Epizyme”) where he assisted Epizyme in receiving accelerated approval in the United States (“U.S.”) for its first drug, TAZVERIK®, in two oncology indications. Prior to Epizyme, he was Senior Vice President of Regulatory, Quality, and Medical Writing at Nightstar Therapeutics, Inc., a gene therapy company specializing in treatment of inherited retinal disease, which was acquired by Biogen in 2019. Prior organizations also include Akebia Therapeutics, Voisin Consulting Life Sciences, Inspiration Biopharmaceuticals, Vertex Pharmaceuticals (“Vertex”), Berlex Laboratories, Diatide, and Mallinckrodt. At Vertex, Dr. De Rosch led the regulatory strategy and marketing approvals in the U.S. and European Union for Kalydeco®, the first drug to treat the underlying cause of cystic fibrosis. Dr. De ROsch has a B.S. in Chemistry/Biochemistry from the University of Wisconsin-Parkside, and an M.S. and Ph.D. in Inorganic Chemistry from the University of California, San Diego. Dr. De Rosch was designated as a Fellow of the Regulatory Affairs Professional Society (FRAPS) in 2017.

In connection with his appointment, the Company and Dr. De Rosch have entered into an Employment Agreement (the “De Rosch Employment Agreement”) pursuant to which he will serve as our Executive Vice President, Regulatory and Government Affairs and Program Management, which is attached hereto as Exhibit 10.2. Dr. De Rosch’s annual base salary for the year ending December 31, 2025, will be $465,000 – which amount the Board may increase (but not decrease) at its discretion – and his target annual bonus will be 35 percent of her base salary. In addition, the De Rosch Employment Agreement contains certain severance and change of control provisions, non-competition and non-solicitation provisions (each applicable during employment and for 12 months thereafter), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). Under the De Rosch Employment Agreement, in the event that his employment is terminated by the Company other than for “cause”, death or “disability” or upon the executive’s resignation for “good reason” (as such terms are defined in the De Rosch Employment Agreement), Dr. De Rosch will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 9 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the De Rosch Employment Agreement), then he will be entitled to receive the same severance benefits as described above, except that he will receive (a) a payment equal to 1.5 times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment received for the year immediately preceding the year in which the termination occurred instead of 9 months of base salary continuation and (b) a payment equal to 18 times the monthly COBRA premium for his and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump-sum in some cases and in installments over 9 or 12 months in other cases). In addition, if Dr. De Rosch’s employment is terminated by the Company without cause or by Dr. De Rosch for good reason, in either case, upon or within 24 months following a change of control, then he will be entitled to full vesting of all equity awards received from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)). The De Rosch Employment Agreement has an indefinite term.

Chief Operating Officer

On April 14, 2025, the Board approved the terms of a Separation Agreement (the “Separation Agreement”), with Robert J. Cobuzzi, Jr., Ph.D., the Company’s Chief Operating Officer, pursuant to which Dr. Cobuzzi’s employment with the Company will conclude effective July 1, 2025. In addition, Dr. Cobuzzi will not stand for re-election to the Board and his current term will end at the Company’s 2025 Annual Meeting of Stockholders. In connection with his departure, the Company and Dr. Cobuzzi intend to enter the Separation Agreement, the form of which is attached hereto as Exhibit 10.3, which provides, among other things, that Dr. Cobuzzi shall be eligible to receive: (i) a lump-sum payment of $479,723, subject to lawful deductions, equal to twelve months gross base salary, (ii) a lump-sum payment of $119,602, subject to lawful deductions, equal to Dr. Cobuzzi’s pro-rated target annual bonus for the year ending December 31, 2025, and (iii) a lump-sum payment subject to lawful deductions, equal to the aggregate premium for 12 months of COBRA continuation coverage for Dr. Cobuzzi and his eligible dependents. Additionally, notwithstanding any terms of the Company’s 2015 Equity Incentive Plan, as amended, or any stock option award agreements to the contrary, all Company stock options previously granted to Dr. Cobuzzi will remain exercisable and continue to vest in accordance with their respective vesting schedules through September 30, 2026. The Separation Agreement also includes a standard release and waiver by Dr. Cobuzzi and other customary provisions.

The foregoing descriptions of each of the Blackburn Employment Agreement, the De Rosch Employment Agreement and the Separation Agreement do not purport to be complete and, in each case, are subject to and qualified in their entirety by the full terms thereof, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

To the extent required by Item 1.02 of Form 8-K, the disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the extent required by Item 5.02 of Form 8-K, the disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
10.1	Amended & Restated Employment Agreement by and between the Company and Kelly Blackburn, M.H.A., effective as of April 16, 2025
10.2	Employment Agreement by and between the Company and Mark De Rosch, Ph.D., FRAPS, effective as of May 1, 2025
10.3	Form of Separation Agreement by and between the Company and Robert J. Cobuzzi, Jr., Ph.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2025	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	Chief Financial Officer, General Counsel & Secretary

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